UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400 Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

Term Loan Credit Agreement

On May 30, 2023 (the “Closing Date”), TTM Technologies, Inc. (the “Company”) entered into an Amended & Restated Term Loan Credit Agreement by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the several lenders from time to time parties thereto (the “Term Loan Credit Agreement”).

The Term Loan Credit Agreement provides for a $350.0 million senior secured term loan credit facility (the “New Term Loan Facility”) that amends and restates the Company’s existing senior secured term loan credit facility that was due to expire in September 2024, under which $355.9 million of indebtedness was outstanding. In addition, the Term Loan Credit Agreement will permit the Company to add one or more senior secured incremental term loan facilities to the New Term Loan Facility subject to the satisfaction of certain conditions.

On the Closing Date, the Company used $350.0 million under the New Term Loan Facility, together with cash on hand, to refinance the full amount of indebtedness outstanding under the existing facility, as well as to pay related fees and expenses. The New Term Loan Facility borrowings bear interest at an interest rate of Term SOFR (the forward-looking secured overnight financing rate) plus a margin of 2.75%. The New Term Loan Facility also requires the Company to make quarterly principal repayments in an aggregate annual amount equal to 1% of the initial aggregate principal amount of the New Term Loan Facility beginning October 1, 2023. The New Term Loan Facility is scheduled to mature in May 2030.

The obligations under the New Term Loan Facility are unconditionally guaranteed by each of the Company’s direct and indirect, existing and future domestic subsidiaries, subject to certain exceptions (collectively, the “Guarantors”). In addition, subject to certain exclusions and limitations, the obligations of the Company and each Guarantor in respect of the New Term Loan Facility are secured by (i) a perfected first priority security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors (other than the ABL Priority Collateral (as defined below)), including all of the capital stock held by the Company and the Guarantors (subject to a limitation of 65% on pledges of capital stock of certain foreign subsidiaries and domestic holding companies of foreign subsidiaries) and (ii) a perfected second priority interest in all of the ABL Priority Collateral.

The New Term Loan Facility contains certain affirmative and restrictive covenants that the Company must comply with, including (a) limitations on additional indebtedness, (b) limitations on liens, (c) limitations on investments, (d) limitations on the issuance of dividends and (e) limitations on fundamental changes, as well as other customary covenants for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the Term Loan Credit Agreement may be accelerated.

A copy of the Term Loan Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference thereto. The foregoing summary of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement.

ABL Credit Agreement

On May 30, 2023, the Company entered into an Amended & Restated ABL Credit Agreement by and among the Company, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, Bank of America, N.A. and Truist Securities, Inc. as Syndication Agents, and HSBC Securities (USA) Inc., as Documentation Agent (the “U.S. ABL Credit Agreement”).

The U.S. ABL Credit Agreement provides for a U.S. asset-based revolving credit facility with committed maximum borrowing capacity of $150.0 million (the “New U.S. ABL Facility”) that amends and restates the Company’s existing $150.0 million U.S. asset-based revolving credit facility, which was scheduled to mature in June 2024. The New U.S. ABL Facility includes a letter of credit subfacility with a sublimit of $50 million, provided that at no time may amounts outstanding under the New U.S. ABL Facility exceed in the aggregate $150.0 million or the New U.S. ABL Facility borrowing base, which is the sum of (i) a percentage of the principal amount of accounts receivable, plus (ii) a percentage of the net orderly liquidation value of (x) “Eligible Inventory,” valued at the lower of cost or market, minus (y) “Inventory Reserves” applicable thereto, minus (iii) “Reserves,” in each case as set forth or defined in the U.S. ABL Credit Agreement. In addition, the Company may increase the New U.S. ABL Facility with incremental commitments up to an additional $100.0 million or, if greater, the amount by which the New U.S. ABL Facility borrowing base exceeds commitments thereunder, subject to the satisfaction of certain conditions.

Borrowings under the New U.S. ABL Facility, which the Company may draw upon from time to time, bear interest at an interest rate of Term SOFR plus a margin ranging from 1.35% to 1.60%. The Company is also required to pay certain fees in connection with the U.S. ABL Credit Agreement, including unused commitment fees based on the average daily unused portion of the New U.S. ABL Facility, equal to 0.25% on an annual basis.

Unless previously terminated in accordance with its terms, the New U.S. ABL Facility is scheduled to mature in May 2028. The proceeds of the loans may be used to finance working capital needs and for general corporate purposes. The Guarantors have also fully guaranteed the full and timely payment of all obligations in respect of the New U.S. ABL Facility. The obligations of the Company in respect of the New U.S. ABL Facility are secured by (i) a perfected first priority security interest in certain deposit accounts, cash and cash equivalents, U.S. accounts receivable and U.S. inventory (the “ABL Priority Collateral”) and (ii) a perfected second priority interest in all of the collateral securing the New Term Loan Facility.

The U.S. ABL Credit Agreement contains financial and operational covenants, including a covenant pursuant to which the Company must maintain a consolidated fixed charge coverage ratio of greater than 1.00 to 1.00 upon the occurrence and during the continuance of certain triggering conditions. The U.S. ABL Credit Agreement also contains other customary affirmative and restrictive covenants and events of default customary for credit facilities of this type. These covenants include, among others, restrictions on liens, the incurrence of additional debt, and the issuance of dividends, each subject to certain exceptions and limitations. Upon an event of default that is not cured or waived within any applicable cure periods, in addition to other remedies that may be available to the lenders, the obligations under the U.S. ABL Credit Agreement may be accelerated.

A copy of the U.S. ABL Credit Agreement is filed as Exhibit 10.2 to this Report and incorporated herein by reference thereto. The foregoing summary of the U.S. ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the U.S. ABL Credit Agreement.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Report are also responsive to this Item 2.03 and are hereby incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.03 Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Term Loan Credit Agreement and the U.S. ABL Credit Agreement, the Company is subject to certain restrictions on its ability to declare or pay any dividend or make any other payments or distributions on account of any capital stock of the Company and its restricted subsidiaries. The disclosures above under Item 1.01 of this Report regarding such restrictions are also responsive to this Item 3.03 and are hereby incorporated by reference into this Item 3.03.

Section 7 - Regulation FD

Item 7.01 – Regulation FD Disclosure.

On May 30, 2023, the Company issued a press release announcing the Term Loan Credit Agreement and the U.S. ABL Credit Agreement (the “Press Release”). A copy of the Press Release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Amended & Restated Term Loan Credit Agreement, dated as of May 30, 2023, by and among TTM Technologies, Inc., as Borrower, the several Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Amended & Restated ABL Credit Agreement, dated as of May 30, 2023, by and among TTM Technologies, Inc., as Borrower, the several Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, Bank of America, N.A. and Truist Securities, Inc. as Syndication Agents, and HSBC Securities (USA) Inc., as Documentation Agent.

99.1	Press Release dated May 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 30, 2023		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary